SCHEDULE 14A INFORMATION

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                        PRINTWARE, INC.
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                (Name of Registrant as Specified In Its Charter)

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                                                         Filed by the Company
                                            Pursuant to Section 240.14a-12 of
                                          the Securities Exchange Act of 1934
                                             Subject Company: PRINTWARE, INC.
                                            Commission File Number: 000-20729
NEWS RELEASE
For immediate release

Printware, Inc.
1270 Eagan Industrial Rd.
St. Paul, MN  55121
http://PrintwareInc.com

CONTACT--Tim Murphy, VP Marketing & Sales, (651) 456-1404

Printware Installs Multiple Platesetters at Liturgical Publications
Leading church-bulletin publisher selects Printware equipment for two plants

ST. PAUL, MINN., May 23, 2000--Printware, Inc. (Nasdaq-NNM: PRTW), announced it recently completed a multiple-unit platesetter system sale to Wisconsin-based Liturgical Publications, Inc. ("LPi"). The sale included the installation of four PlateStream computer-to-plate ("CTP") systems at two LPi plants. The sale is valued at between $200,000 and $250,000.

The PlateStream CTP system used by the printing industry to create printing plates directly from computer data. The PlateStream images, punches, processes, dries and cuts plates to length with extraordinary accuracy and without waste. It is targeted at a broad range of small-format, single-color, spot-color, and process-color printing.

"We're delighted LPi selected Printware systems for such a comprehensive modernization of their printing operations," commented Printware Vice President of Marketing and Sales Timothy S. Murphy. "Publications printing is a key target segment for the PlateStream, and LPi is one of the leading printers in its market segment. Our technology is ideal for the publication market because it dramatically simplifies and reduces the cost of printing relatively short runs of a large number of documents. It facilitates the mass customization of documents such as church bulletins."

At two plates per minute, the PlateStream is the fastest platesetter in its class. It images six-up images on 4-mil to 8-mil paper or polyester media such as Printware's new SilverStream(tm) plate material, accommodating most printing presses in the U.S. The PlateStream is available with a factory punch option designed for popular small-format presses.

Privately-held LPi was founded in 1972 to re-shape the face of church communications. From Service Centers in Connecticut, Ohio, Wisconsin, Minnesota and Colorado, LPi designs and prints weekly bulletins for thousands of churches across the United States. For more information on LPi, call
(800) 876-4574 or visit www.litpub.com.

Printware, Inc. designs, builds, and markets "computer-to-plate" systems, which are used by the printing industry to create printing plates directly from computers or the Internet. Computer-to-plate systems replace the traditional platemaking process of typesetting, proofing, paste-up, camera work, and processing film.

Statements made in this release concerning the Company's or management's intentions, expectations, or predictions about future results or events are "forward-looking statements" within the meaning of the Private Securities Reform Act of 1995. Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary from stated expectations, and such variations could be material and adverse. Additional information concerning the factors that could cause actual results to differ materially from the Company's current expectations is contained in the Company's SEC filings.

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